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                                                                 EXHIBIT 99.1

FOR IMMEDIATE RELEASE



Contact:   John Geary                           John P. Hyland
           Vice President - Marketing           President and CEO
           Standard Bank and Trust Co.          Security Financial Bancorp, Inc.
           708-499-2000                         219-365-4344


STANDARD BANCSHARES, INC. AND SECURITY FINANCIAL BANCORP, INC. ANNOUNCE MERGER

HICKORY HILLS, IL/ST. JOHN, IN (February 7, 2003) - Standard Bancshares, Inc., parent company of Standard Bank and Trust Co. (Standard Bank), and Security Financial Bancorp, Inc. (Nasdaq Small Cap: SFBI), parent company of Security Federal Bank & Trust, jointly announced today that they have entered into a definitive agreement providing for the merger of Security Financial Bancorp with and into Standard Bancshares, pending regulatory approval and approval by the Security Financial Bancorp shareholders.

At December 31, 2002, Standard Bancshares had assets of $954 million and Security Financial Bancorp had $199 million in assets. Security Federal Bank & Trust's six branch network will be integrated into Standard Bank after the transaction is completed. The transaction is expected to be completed in the second quarter of 2003.

Pursuant to the merger agreement, shareholders of Security Financial Bancorp will receive $24.00 in cash for each share of common stock of Security Financial Bancorp. The transaction has a total cash value on a fully diluted basis of approximately $45.9 million.

Standard Bank was founded in 1947, and is the privately held subsidiary of Standard Bancshares, Inc. of Hickory Hills. Standard Bank currently has 20 bank branches located in the southern and western regions of the Chicagoland area encompassing Cook, DuPage, Will and Grundy counties.

Security Federal Bank & Trust, headquartered in St. John, Indiana, currently has six locations located throughout northwest Indiana, immediately southeast of Chicago; five in Lake County and one in Porter County. Customers of Security Federal Bank & Trust will benefit from access to a broader range of products and services and an expanded network of banking facilities offered through Standard Bank.

"This transaction provides excellent opportunities for both our bank and our customers. The acquisition of Security Financial continues our strategy of expanding our presence into new communities while continuing to provide outstanding customer service", said Lawrence P. Kelley, President and Chief Executive Officer of Standard Bancshares. "In addition to increasing our customer base, this acquisition allows all of our customers the convenience of more branch and ATM locations as well as an increased breadth of products and services."

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John P. Hyland, President & Chief Executive Officer of Security Financial
Bancorp, added, "We are excited for this excellent opportunity to combine with a fine organization like Standard Bancshares. Our Board of Directors is very pleased with the enhanced value this transaction offers to our shareholders. Additionally, the combined company will create new and exciting opportunities for our customers, and a great benefit to the communities in which we do business." John Palmer, Chairman of the Board of Security Financial Bancorp, stated "This acquisition will allow our customers more convenience with expanded full service banking centers and ATM locations, while at the same time providing our employees with additional opportunities."

This is the fourth significant bank acquisition for Standard Bancshares. The Bank of Hickory Hills, based in Hickory Hills, was acquired in 1986. The second transaction occurred in 1999 with the acquisition of Exchange Bank - located throughout Grundy County and headquartered in Gardner, IL.

Just last December, Standard Bancshares announced that it entered into an agreement to acquire the parent company of BankChicago, which will, pending regulatory and shareholder approval, add six bank branches; three in Chicago, two in Lyons, IL and one in Oak Forest, IL.

When all acquisitions are completed, Standard Bank will have assets of approximately $1.4 billion and thirty-two full service banking centers located throughout the Chicagoland area encompassing Cook, DuPage, Will, Grundy and the northwest Indiana counties of Lake and Porter.

FORWARD-LOOKING STATEMENTS

        THIS NEWS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS (WITHIN THE MEANING OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED) ABOUT THE PROPOSED MERGER OF STANDARD BANCSHARES AND SECURITY FINANCIAL BANCORP. STANDARD BANCSHARES AND SECURITY FINANCIAL BANCORP INTEND SUCH FORWARD-LOOKING STATEMENTS TO BE COVERED BY THE SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS CONTAINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, AND ARE INCLUDING THIS STATEMENT FOR PURPOSES OF INVOKING THOSE SAFE HARBOR PROVISIONS. THESE STATEMENTS INCLUDE STATEMENTS REGARDING THE ANTICIPATED CLOSING DATE OF THE TRANSACTION, ANTICIPATED COST SAVINGS, AND ANTICIPATED FUTURE RESULTS. THE COMPANIES UNDERTAKE NO OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS IN THE FUTURE. FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE FACT THAT THEY DO NOT RELATE STRICTLY TO HISTORICAL OR CURRENT FACTS. THEY OFTEN INCLUDE WORDS LIKE "BELIEVE," "EXPECT," "ANTICIPATE," "ESTIMATE," AND "INTEND" OR FUTURE OR CONDITIONAL VERBS SUCH AS "WILL," "WOULD," "SHOULD," "COULD" OR "MAY." CERTAIN FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM EXPECTED RESULTS INCLUDE DELAYS IN COMPLETING THE MERGER, DIFFICULTIES IN ACHIEVING COST SAVINGS FROM THE MERGER OR IN ACHIEVING SUCH COST SAVINGS WITHIN THE EXPECTED TIME FRAME, DIFFICULTIES IN INTEGRATING STANDARD BANCSHARES AND SECURITY FINANCIAL BANCORP, INCREASED COMPETITIVE PRESSURES, CHANGES IN THE INTEREST RATE ENVIRONMENT, CHANGES IN GENERAL ECONOMIC AND POLITICAL CONDITIONS, LEGISLATIVE AND REGULATORY CHANGES THAT ADVERSELY AFFECT THE BUSINESS

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IN WHICH STANDARD BANCSHARES AND SECURITY FINANCIAL BANCORP ARE ENGAGED, AND
CHANGES IN THE SECURITIES MARKETS. THESE RISKS AND UNCERTAINTIES SHOULD BE CONSIDERED IN EVALUATING FORWARD-LOOKING STATEMENTS AND UNDUE RELIANCE SHOULD NOT BE PLACED ON SUCH STATEMENTS.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

         SHAREHOLDERS OF SECURITY FINANCIAL BANCORP AND OTHER INVESTORS ARE URGED TO READ THE PROXY STATEMENT THAT SECURITY FINANCIAL BANCORP WILL FILE WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") IN CONNECTION WITH THE PROPOSED MERGER, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT SECURITY FINANCIAL BANCORP, THE MERGER, THE PERSONS SOLICITING PROXIES IN THE MERGER AND THEIR INTERESTS IN THE MERGER AND RELATED MATTERS. INVESTORS WILL BE ABLE TO OBTAIN THE PROXY STATEMENT AND ALL OTHER DOCUMENTS FILED WITH THE SEC BY SECURITY FINANCIAL BANCORP FREE OF CHARGE AT THE SEC'S WEBSITE, WWW.SEC.GOV. IN ADDITION, DOCUMENTS FILED WITH THE SEC BY SECURITY FINANCIAL BANCORP WILL BE AVAILABLE FREE OF CHARGE FROM JOHN NICHOLAS, PUBLIC RELATIONS, SECURITY FINANCIAL BANCORP AT 9321 WICKER AVENUE, ST. JOHN, INDIANA 46373, TELEPHONE (219) 365-4344. SHAREHOLDERS OF SECURITY FINANCIAL BANCORP SHOULD READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

         SECURITY FINANCIAL BANCORP AND ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM SECURITY FINANCIAL BANCORP'S SHAREHOLDERS TO APPROVE THE MERGER. INFORMATION ABOUT THE DIRECTORS AND EXECUTIVE OFFICERS OF SECURITY FINANCIAL BANCORP AND THEIR OWNERSHIP OF SECURITY FINANCIAL BANCORP'S COMMON STOCK IS SET FORTH IN SECURITY FINANCIAL BANCORP'S PROXY STATEMENT FOR ITS 2002 ANNUAL MEETING OF SHAREHOLDERS, AS FILED WITH THE SEC ON NOVEMBER 18, 2002, WHICH IS AVAILABLE AS DESCRIBED IN THE PRECEDING PARAGRAPH.